SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement.
[_]  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)
     (2)).
[_]  Definitive proxy statement.
[X]  Definitive additional materials.
[_]  Soliciting material under rule 14a-12.

                  THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.


                (Name of Registrant as Specified in Its Charter)


    (name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rule 14a-6(i) (4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

          [_]  Fee paid previously with preliminary materials.


          [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

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

The following is a press release issued by The Profit Recovery Group International, Inc. on January 17, 2001.


NEWS RELEASE
FOR IMMEDIATE RELEASE




            THE PROFIT RECOVERY GROUP INTERNATIONAL ANNOUNCES NUMBER OF SHARES EXPECTED TO BE ISSUED IN PLANNED ACQUISITION OF
                          HOWARD SCHULTZ & ASSOCIATES

ATLANTA, JANUARY 17, 2002 - The Profit Recovery Group International, Inc. (PRG) (Nasdaq: PRGX) today announced that it expects to issue an aggregate of 14,759,970 shares of PRG common stock in connection with its previously announced planned acquisition of substantially all of the assets of Howard Schultz & Associates International, Inc. (HS&A) and substantially all of the stock of certain of its affiliated foreign operating companies. The aggregate number of shares to be issued reflects a reduction of 593,867 shares of PRG common stock for the "in the money" value of HS&A options and stock appreciation rights which will be outstanding at closing. This number is based on a PRG average price of $9.036, which was determined based on the average of the closing prices per share of PRG common stock over the five trading day period ending on Wednesday, January 16, 2002. Closing of the acquisitions is subject to the approval of PRG's shareholders at a special meeting to be held on January 24, 2002. If the transaction is approved, the closing is expected to occur on that date. The calculation of the expected number of shares to be issued assumes a January 24, 2002 closing date.

About The Profit Recovery Group International, Inc.
Headquartered in Atlanta, The Profit Recovery Group International, Inc. (PRG) is one of the world's leading providers of recovery audit services. PRG's continuing operations employ approximately 2,100 employees in 34 countries providing more than 2,500 clients with insightful value to optimize and expertly manage their business transactions. PRG's clients represent a variety of industries including retailing, wholesale distribution, manufacturing, government, high-tech and healthcare organizations. PRG was founded in 1990 and became a publicly-traded company in 1996. Shares of PRG are traded on the NASDAQ National Market under the symbol PRGX. For additional information visit our web site at www.prgx.com.

Additional Information
PRG filed a definitive proxy statement with the SEC on December 19, 2001. PRG shareholders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by PRG free of charge by requesting them in writing from Leslie H. Kratcoski, Director, Investor Relations, PRG International, Inc., 2300 Windy Ridge Parkway, Suite 100N, Atlanta, GA 30339, or by telephone at 770-779-3099.

PRG and HS&A, and their respective directors and executive officers, and certain of their employees, may be deemed to be participants in the solicitation of proxies from the stockholders of PRG in connection with the acquisition. These participants may have interests in the acquisition, including interests resulting from holding options or shares of PRG and HS&A common stock. Information about the interests of directors and executive officers of PRG and HS&A and their ownership of securities of PRG and HS&A is set forth in the definitive proxy statement.


                                      # # #

Contacts:
                  Investor Contact:                Media & Client Contact:
                  Leslie H. Kratcoski              Michelle B. Duncan
                  Investor Relations               Corporate Communications
                   (770) 779-3099                  (770) 779-3295






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